UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                (Amendment No. 1)


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 17, 2005

                                Tasty Fries, Inc.
             (Exact name of registrant as specified in its charter)



       Nevada                      33-4460NY                   65-0259052
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


          650 Sentry Parkway, Suite One, Blue Bell, Pennsylvania 19422
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (610) 941-2109

                                   Copies to:
                               Marc A. Ross, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 4.02   Non-Reliance on Previously Issued Financial Statements or a Related
            Audit Report or Completed Interim Review

      On each of September 23, 2003, October 13, 2004 and January 13, 2005, we filed a certificate of amendment with the Nevada Secretary of State to increase the number of shares of common stock we are authorized to issue. The certificate of amendment filed on September 23, 2003 increased the number of shares of common stock to 150,000,000, the October 13, 2004 amendment increased the number to 200,000,000 and the January 13, 2005 amendment increased the number to 300,000,000.

      On each certificate, Edward Kelly, our CEO, certified that shareholders holding a majority of the shares issued and outstanding voted in favor of such amendment. However, after review of the transactions we determined that we did not obtain the approval from shareholders holding a majority of the shares issued and outstanding. Certain shareholders who executed the written consent to increase the number of shares of authorized common stock held less shares than they believed. These shareholders erroneously believed that they had voting power over shares that were previously gifted by them to family and friends. As a result, we filed the certificates of amendment believing that shareholders holding a majority of the shares issued and outstanding voted in favor of the amendment as required by Nevada General Corporation Law, when in fact they had not.

      On March 16, 2005, we forwarded information describing these events to our independent registered public accounting firm, Baratz & Associates, P.A ("Baratz"). On March 17, 2005, we discussed this matter with Baratz who stated that these facts caused them to believe that our accounting for issuances of shares of common stock was incorrect and that the effect of such misstatements was material. As a result, Baratz indicated that the financial statements included in our Annual Report on Form 10-KSB for the years ended January 31, 2003 and 2004 and the Quarterly Report on Form 10-QSB for the quarters ended July 31, 2002, October 31, 2002, April 30, 2003, July 31, 2003, October 31,
2003, April 30, 2004, July 31, 2004 and October 31, 2004 should no longer be relied upon. Baratz sent us a letter to this effect, dated March 18, 2005, a copy of which is filed as an exhibit hereto.

      Subsequent to the filing of our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the "Commission") on March 23, 2005, we began to review our previous filings with the Nevada Secretary of State and the Commission. During this review, we determined that On August 6, 1999, we filed an amendment to our articles of incorporation increasing our authorized common stock to 50,000,000 shares. Our next amendment to increase the authorized number of shares of common stock was filed on September 23, 2003, to increase the authorized shares to 150,000,000, as discussed above. However, sometime during the quarter ended January 31, 2002, we began to issue shares in excess of our authorized cap of 50 million. Our accounting for issuances of shares of common stock above 50 million was incorrect and that the effect of such misstatements was material As a result, our financial statements included in our Annual Report on Form 10-KSB for the year ended January 31, 2002 and the Quarterly Report on Form 10-QSB for the quarter ended April 30, 2002 should no longer be relied upon.

      The new financial statements which should be relied upon will be contained in amended Form 10-KSB and Form 10-QSB filings to be filed as soon as we are able to determine the extent of such liabilities and are able to restate the financials for the periods effected.

      We intend to file a proxy statement with the SEC asking our shareholders to ratify all our previous actions.

Item 9.01   Financial Statements and Exhibits.

      (a)   Financial statements of business acquired.

            Not applicable.

      (b)   Pro forma financial information.

            Not applicable.

      (c)   Exhibits.

            99.1 - Letter from Baratz & Associates, P.A., dated March 18, 2005 to Tasty Fries, Inc. (previously filed).


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Tasty Fries, Inc.


Date: April 1, 2005                             /s/ EDWARD C. KELLY
                                                --------------------
                                                    Edward C. Kelly
                                                    Chief Executive Officer